FORM OF AMENDED AND RESTATED DEFERRED STOCK AWARD AGREEMENT - EXECUTIVES
(2008 LONG-TERM INCENTIVE PROGRAM)

THE CHILDREN’S PLACE RETAIL STORES, INC.

This Amended and Restated Deferred Stock Award Agreement (the “Agreement”), entered into on January __, 2008, by and between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and _____________ (the “Awardee”) but effective as of December 10, 2007, amends, restates and supercedes the Deferred Stock Award Agreement effective as of December 10, 2007 (the “Award Date”) by and between Awardee and the Company.

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee an award of Deferred Stock with respect to the Company’s common stock, par value $.10 per share (the “Common Stock”) pursuant to the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. (the “Plan”);

WHEREAS, on December 6, 2007 the Compensation Committee of the Board of Directors (the “Committee”) granted the number of Deferred Shares set forth on Section 1 of this Agreement to Awardee and such grant was effective on December 10, 2007;

WHEREAS, on January 10, 2008, the Committee authorized certain changes to the terms of the Deferred Stock Award Agreement and the Committee desires that such changes be effective as of December 10, 2007;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Award. Subject to Section 2 hereof, the Company shall deliver to the Awardee ________________ shares of Common Stock, subject to the Awardee's continued employment with the Company or a Subsidiary through the applicable delivery date: one-third of the Deferred Shares on the first anniversary of the Award Date; one-third of the Deferred Shares on the second anniversary of the Award Date; and one-third of the Deferred Shares on the third anniversary of the Award Date. Notwithstanding the foregoing, all of the Deferred Shares shall vest (and the Common Stock shall be deliverable) upon the death or Disability of the Awardee while in the employ of the Company; provided, however, in the event the Deferred Shares vest pursuant to Section 2 hereof, upon the death or Disability of the Awardee all of the remaining shares that had not previously vested shall vest. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2. Change in Control. In the event that a Change in Control occurs before the Awardee’s employment with the Company and its Subsidiaries terminates Deferred Shares shall vest and become payable as follows: (a) if the Change in Control occurs on or before the first anniversary of the Award Date, 50% of the Deferred Shares shall vest; (b) if the Change in Control occurs after the first anniversary of the Award Date and on or before the 18-month anniversary of the Award Date, 62.5% of Deferred Shares that had not previously vested shall vest (i.e., such that a total of 75% of all of the Deferred Shares, including those that vested on the first anniversary of the Award Date, shall have vested); and (c) if the Change in Control occurs after the 18-month anniversary, all Deferred Shares that had not previously vested shall vest. In addition, if the Company’s obligations under this Agreement are assumed by the purchaser or the surviving company (as the case may be), a number of the Deferred Shares that do not vest in accordance with the preceding sentence of this Section 2 equal to the difference, if any, by which the number that would have vested in accordance with the original vesting schedule on either of the second or third anniversaries of the Award Date exceeds the number that vested in accordance with the preceding sentence shall vest, and Awardee shall be entitled to delivery of the underlying Common Stock with respect to such Deferred Shares as of each of such second and third anniversaries of the Award Date, as the case may be, until all fully vested Deferred Shares have been so delivered. In each case in which Deferred Shares vest pursuant to this Section 2, the underlying Common Stock shall be delivered upon the date the Change in Control occurs; provided, however, in lieu of such Deferred Shares, at the Company's election, Awardee may receive either (A) the same kind and amount of securities and/or other property receivable by holders of outstanding shares of the Company’s Common Stock as consideration in such Change in Control transaction, or (B) cash equal to the “fair market value” of the Common Stock underlying such Deferred Shares, or property described in the foregoing clause (A), determined as of the date of the Change in Control. For purposes of this Agreement, "fair market value" means the per-share price paid for (or the corresponding value assigned to) the Common Stock in connection with the Change in Control (or, if such amount is payable in connection with the Awardee's Date of Termination (as defined in the Change in Control Severance Agreement between Awardee and the Company (“Change in Control Severance Agreement”)), the higher of such amount or the "Fair Market Value" of the Common Stock as determined pursuant to Section 2(n) of the Plan on the date of payment).

3. Transfer Restrictions. Prior to delivery of any Common Stock with respect to the Deferred Shares, the Awardee shall not be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Deferred Shares prior to delivery thereof.

4. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Deferred Shares shall be treated in the same manner in any such transaction as other Common Stock.

5. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Deferred Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required; provided that the Company shall use commercially reasonable best efforts to ensure that the terms of all applicable laws, rules and regulations and approvals by any governmental agencies or national securities exchanges as may be required are timely satisfied or obtained, as applicable.

6. Withholding Taxes. The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

7. Awardee Representations. The Awardee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

8. Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

9. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his address contained in the records of the Company.

10. Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the terms of the Plan (other than 15(iii) of the Plan), the Plan shall control. To the extent that there is any conflict between the terms and provisions of this Agreement and any other agreement between the Awardee and the Company other than the Change in Control Severance Agreement, the terms and provisions of this Agreement will control.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:
Name: Charles Crovitz Title: Interim Chief Executive Officer
Date: __________________________

AWARDEE

Name: _____________________________
Date: __________________________